UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Adams Drive Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 641-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	XENT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference here.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2020, Robert Binney, Jr., Vice President & Chief Commercial Officer of Intersect ENT, Inc. (the “Company”), informed the Company that he was resigning from the Company, effective June 26, 2020, to assume the role of Chief Executive Officer of a private medical technology company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation implementing a federal forum selection clause, which provides that unless the Company consents in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933, as amended, and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report.

Item 7.01	Regulation FD Disclosure.

On June 11, 2020, the Company updated its revenue guidance for its second fiscal quarter ending June 30, 2020 by live webcast at the William Blair 40th Annual Growth Stock Conference. The Company disclosed that it has seen a meaningful recovery in revenue in May and the beginning of June 2020. The early rebound has been mostly led by PROPEL and hospital-based procedures, but the Company is beginning to see SINUVA enrollment data pick up as well. Given these early data points, the Company updated its second quarter revenue outlook it provided on its first quarter conference call from an 85-90% decline from prior year revenue to a revised estimate of approximately 70-75% decline from prior year revenue, and perhaps better.

The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Forward-Looking Statements

The statements above regarding the Company’s expectations regarding its second quarter 2020 revenues are “forward-looking” statements. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. These statements and risks include: the continuing impact and severity of the COVID-19 pandemic; the level of demand for the Company’s products during the remainder of June 2020, including as a result of the ongoing COVID-19 pandemic; and the ability of the Company to effectively and efficiently resume full commercial and manufacturing operations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, and others which are described in the Company’s latest Form 10-Q filed with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). The Company does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
Dated: June 15, 2020

	By:	/s/ David A. Lehman
David A. Lehman
General Counsel and Secretary